Exhibit 99.2

All t o g e the r better

Dis c laimer 2 This investor presentation (“Investor Presentation”) is for informational purposes and does not constitute an oﬀer to sell, a solicitation of an oﬀer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Sharecare Inc . (“Sharecare” or the “Company”) or Falcon Capital Acquisition Corp . (“FCAC”) or any of their respective aﬃliates . The Investor Presentation has been prepared to assist investors in making their own evaluation with respect to the proposed business combination, as contemplated in the definitive merger agreement entered into by FCAC and Sharecare, and for no other purpose . It is not intended to form the basis of any investment decision or any other decision in respect of the business combination . The information contained herein does not purport to be all - inclusive . The data contained herein is derived from various internal and external sources . No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein . Any data on past performance or modeling contained herein is not an indication as to future performance . FCAC and Sharecare assume no obligation to update any information in this Investor Presentation, except as required by law . The listing of customers and associated marks are meant to represent a sampling of customers that use our products and services as of January 2021 for diligence and informational purposes only and do not constitute any representation regarding the ongoing relationship or endorsement of any particular customer . Important Information About the Business Combination and Where to Find It In connection with the proposed business combination, FCAC intends to file a registration statement on Form S - 4 (the "Registration Statement") with the U . S . Securities and Exchange Commission (the “SEC”), which will include a proxy statement/prospectus, and certain other related documents, to be used at the meeting of FCAC stockholders to approve the proposed business combination . Investors and security holders of FCAC are urged to read the proxy statement/prospectus, any amendments thereto and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about Sharecare, FCAC and the proposed business combination . The definitive proxy statement/ prospectus will be mailed to stockholders of FCAC as of a record date to be established for voting on the proposed business combination . Investors and security holders will also be able to obtain copies of the Registration Statement and other documents containing important information about the business combination and the parties to the business combination once such documents are filed with the SEC, without charge, at the SEC's web site at www . sec . gov, or by directing a request to : info@ariliam . com . Participants in the Solicitation FCAC and its directors and executive oﬃcers, under SEC rules, may be deemed participants in the solicitation of proxies from FCAC's stockholders with respect to the proposed business combination . A list of the names of those directors and executive oﬃcers and a description of their interests in FCAC is contained in the final prospectus for FCAC's initial public oﬀering, which was filed with the SEC on September 23 , 2020 , and is available free of charge at the SEC's web site at www . sec . gov, or by directing a request to : info@ariliam . com . Additional information regarding the interests of such participants will be set forth in the Registration Statement for the proposed business combination when available . Each of Sharecare and its directors, executive oﬃcers and other members of its management and employees, under SEC rules, may also be deemed to be participants in the solicitation of proxies from the stockholders of FCAC in connection with the proposed business combination . A list of the names of such directors and executive oﬃcers and information regarding their interests in the business combination will be contained in the Registration Statement for the business combination when available . No Oﬀer or Solicitation This Investor Presentation does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination . This Investor Presentation also does not constitute an oﬀer to sell or the solicitation of an oﬀer to buy securities, nor will there be any sale of securities in any state or jurisdiction in which such oﬀer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No oﬀering of securities will be made except by means of a prospectus meeting the requirements of Securities Act of 1933 , as amended, or an exemption therefrom . Industry and Market Data This presentation includes information and statistics regarding market participants in the sectors in which Sharecare competes and other industry data which was obtained from third - party sources, including reports by market research firms and company filings. Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but FCAC and Sharecare will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Use of Non - GAAP Financial Measures This presentation includes non - GAAP financial measures . FCAC and Sharecare believe that these non - GAAP measures are useful to investors for two principal reasons . First, they believe these measures may assist investors in comparing performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance . Second, these measures are used by Sharecare’s management to assess its performance . FCAC and Sharecare believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends . These non - GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP . Other companies may calculate these non - GAAP financial measures diﬀerently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies . In addition, such information and data may not be included in, may be adjusted in or may be presented diﬀerently in any proxy statement or registration statement to be filed by FCAC with the SEC . A reconciliation of certain of these non - GAAP financial measures to their most comparable GAAP measure is set forth in a table included at the end of this presentation .

Disclaimer (continued) 3 Projections This Investor Presentation contains projected financial information with respect to Sharecare . Such projected financial information constitutes forward - looking information, is for illustrative purposes only and should not be relied upon as necessarily indicative of future results . The assumptions and estimates underlying such projected financial information are inherently uncertain and subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to diﬀer materially from those contained in the projected financial information . See “ Forward Looking Statements and Investment Considerations ” paragraph below . Actual results may diﬀer materially from the results contemplated by the projected financial information contained in this Investor Presentation, and the inclusion of such information in this Investor Presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved . Neither the independent auditors of FCAC nor the independent registered public accounting firm of Sharecare audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this Investor Presentation, and, accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Investor Presentation . Forward Looking Statements and Investment Considerations This presentation also contains forward - looking statements, which may be identified by such words as “may”, “should”, “would”, “plan”, “intend”, “expect”, “believe”, “anticipate”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “outlook”, or other similar expressions, words or phrases, or by their context . These statements include statements regarding the industry in which the combined companies will operate, future events, the proposed transactions between FCAC and Sharecare, the estimated or anticipated future results and benefits of the combined company following the transaction, including the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts . These statements are made on the basis of current knowledge and current expectations of FCAC and Sharecare management and, by their nature, involve numerous assumptions and uncertainties and are not predictions of actual performance . Nothing set forth herein should be regarded as a representation, warranty, or prediction that FCAC or Sharecare will achieve or are likely to achieve any particular future result . Various factors could cause actual future results, performance or events to diﬀer materially from those described herein . This presentation does not purport to be all - inclusive or to contain all the information that a prospective investor may desire in making an evaluation . Each investor must conduct and rely on its own evaluation, including of the associated risks, in making an investment decision . Some of the factors that may impact future results and performance may include, without limitation : You should not construe the contents of this presentation as legal, business, or tax advice and should consult with your own attorney, business advisor, and tax advisor as to legal, business, tax, and related matters related hereto . You must rely on your own examination of FCAC or Sharecare or in this presentation, including the merits and risks involved, and not on any representation made or alleged to have been made by FCAC or Sharecare . You should also consult your own legal, tax, or investment counsel regarding the legality or suitability of your investment in these securities under applicable legal, investment, or similar laws, regulations, or fiduciary standards . The information in this document is not targeted at the residents of any particular country and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation . Furthermore, the securities referred to in this document are not available to persons resident in any jurisdiction or country where such distribution would be contrary to local law or regulation . ANY INDICATION OF INTEREST FROM PROSPECTIVE INVESTORS IN RESPONSE TO THIS PRESENTATION INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND . • • • Changes in the business environment in which Sharecare or FCAC operate; The impact of pending and future litigation and governmental investigations and inquiries; Changes in U.S. federal, U.S. state, and non - U.S. laws and regulations, their interpretation, their enforcement, or the regulatory climate applicable to our business, and their impact on our ability to operate our business; Outages, disruptions, breaches, errors or failures in our products, services, computer systems, and software, which could expose us to financial and legal harm and adversely aﬀect our operating results and growth prospects; The loss of one or more members of FCAC or Sharecare management teams; The inability of the parties to successfully or timely consummate the proposed transaction, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely aﬀect the combined company or the expected benefits of the transaction, or that the approval of the stockholders of FCAC is not obtained; • • • • Failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or diﬃculty in integrating the business of FCAC and Sharecare; Uncertainty as to the long - term value of FCAC common stock; Our integration of, and realization of anticipated benefits, including synergies from, acquisitions; Our ability to obtain additional capital to support growth, which may not be available on terms acceptable to us, if at all; The transition to becoming a public company, resulting increases in legal, accounting and compliance expenses, and the impact of our public financial and other disclosures on our negotiations and arrangements with key counterparties; Those discussed in FCAC’s final prospectus relating to the initial public oﬀering filed with the SEC on September 23, 2020 under the heading “Risk Factors” and other documents of FCAC on file with the SEC or in the Registration Statement that will be filed with the SEC by FCAC. • • • • •

Proven Track Record ALL T OGETHER BETTER 1994 QDS, Founder Remote patient monitoring sold to Matria Healthcare 1998 WebMD, Founder Leading healthcare website sold for $4B 2007 HowStuffWorks, CEO Sold to Discovery Communications 4 2010 Sharecare, Founder, CEO and Chairman Comprehensive health and well - being solution to help you build a longer, better life

V ision ALL T OGETHER BETTER Sharecare is a health & well - being digital hub that unifies all the elements of individual and community health so everyone can live better, longer . We provide an interoperable platform integrating fragmented point solutions and disparate stakeholders to foster a frictionless user - friendly experience that engages people across the dynamic continuum of their healthcare needs . We’re all together better when: • we unify the entire ecosystem – health plans, employers, providers, life sciences – into one connected system • we turn point solutions into an integrated platform in the palm of a person’s hand • we turn individual progress into community transformation All Together Better 5

P am Shipley COO, GM Enterprise Laura Klein EVP/GM, Consumer Solutions Dawn Whaley President, Chief Marketing O ﬃ cer Naveen Saxena Chief Technology O ﬃ cer Natalie Schneider EVP/GM, Provider Solutions Medical Director, Behavioral Health Jud Brewer, MD, PhD Michael Crupain, MD, MPH Chief Medical O ﬃ cer Jeﬀ Arnold Founder, Chairman, CEO Justin Ferrero President, CFO ALL T OGETHER BETTER Diverse Team of Innovators, Operators, and Unifiers 6

ALL TOGETHER BETTER

Sharecare Overview

- A **comprehensive digital solution** helping people build longer, better lives
- Operating across **three divisions:**

ENTERPRISE | **PROVIDER** | **CONSUMER SOLUTIONS**

INVESTMENT PARTNERS

LIVING ROOM	EXAM ROOM	WORKPLACE	FINANCIAL
Discovery Communications	HCA Hospital Corporation of America	Aflac	Claritas Capital
Hearst corporation	Heritage Group	BlueCross BlueShield of Arizona	Summit Partners
Oprah	Trinity Health	CareFirst	Swiss Re
The Dr. Oz Show	Wellstar	hmsa	Wellington Management
Sony Pictures Television		Quest Diagnostics	Wells Fargo



SHARECARE BY THE NUMBERS

2012
launched Sharecare platform

~64K
employer clients

7M+
eligible lives

6K+
health system clients

127
top life sciences brands

$450M
total capital raised

$396M
2021E revenue

$31M
2021E adjusted EBITDA

7

sharecare

8 Delivering Accelerated Growth with Significant Operating Leverage ALL T OGETHER BETTER $, in millions Note: excludes acquisition; Adjusted EBITDA adjusted to remove non - cash operating expenses (stock option compensation expense), severance and acquisition - related costs EBIT D A 8% 12% 16% A D JU S TED EBIT D A ’20 – ’23 C AGR: 51% GROSS PROFIT ’20 – ’23 C AGR: 27% R evenue REVENUE ’20 – ’23 C AGR: 24% 2020 2021 2022 2023 $330 $396 $629 $512 $196 $167 $266 $342 2020 2021 2022 2023 $29 $31 $60 $100 2020 2021 2022 2023 Gross Profit Growth Margin Margin 9% 20% 29% 23% 51% 50% 52% 54%

Category of One: Business Positioned for Growth and Scale C omp r ehens i v e Platform Diversified Revenue & Scale Data & Inn o v ation Innovative digital health platform based on person - centric design. Diversified portfolio with opportunity to capture $1B++ in incremental revenue from existing customers . At the intersection of technology, healthcare, & media creating data - driven solutions. Positioned for success with strong revenue visibility, scale and profitability. Di ﬀ e r entia t e d Financial Performance 9 High - growth, recurring revenue driving 20% sustainable YoY growth

C omp r ehens i v e Platform 10

11 ALL T OGETHER BETTER Personalized Digital Platform Enabling Productized Engagement MESSAGING M O TI V A TION MAN A GEMENT MEASUREMENT M O VEMENT C omp r ehens i v e Platform ENTERPRISE PR O VIDER CONSUMER SOLUTIONS Benefits Healthcare Digital Wellness/ Blue Zones Health Health Value - Payment Remote Digital Lead Sponsorships Audience Condition - Navigation Navigation Therapeutics Well - being Project Security Information Based Care Integrity Patient Engagement Generation Targeting Specific Management Monitoring Mar k eting

Comprehensive Platform

ALL TOGETHER BETTER

Personalized Digital Platform Enabling Productized Engagement


MESSAGING
MOTIVATION
MANAGEMENT
MEASUREMENT
MOVEMENT
Welcome, Toni Pashley
Benefits
Challenges
Communications
Company Profile
Member Management
Rewards & Fulfillment

ENTERPRISE

- Benefits Navigation
- Healthcare Navigation
- Digital Therapeutics
- Wellness/ Well-being
- Blue Zones Project
- Health Security

PROVIDER

- Health Information Management
- Value-Based Care
- Payment Integrity
- Remote Patient Monitoring
- Digital Engagement

CONSUMER SOLUTIONS

- Lead Generation
- Sponsorships
- Audience Targeting
- Condition-Specific Marketing

13 Diversified Revenue & Scale

Diversified Revenue & Scale

ENTERPRISE

Opportunity: Fragmented Offerings Driving **Cost & Vendor Fatigue**

- Lifestyle Mgmt
- Communications
- Medication Adherence
- Care Coordination
- Biometric Screening
- Telehealth
- Pharmacy
- Second Opinion
- Medical Devices
- Condition Management
- Pregnancy/Family
- Weight/Nutrition
- Transparency
- Behavioral Health
- Financial Well-Being
- Physical Activity/Wellness
- Sleep
- Smoking Cessation
- Provider Networks
- Onsite/Near-Site
- Incentives
- Food Logging
- Advocacy
- MSK

WELLNESS/WELL-BEING

BENEFITS NAVIGATION/HUB

HEALTH NAVIGATION

COMPREHENSIVE PLATFORM

sharecare

WELLNESS/WELL-BEING

RealAge/HRA
Personalized content
Activity tracking
Challenges
Digital therapeutics/Programs
Incentive administration Coaching (LM/DM)
Biometric screenings

BENEFITS NAVIGATION/HUB

Benefits hub
3rd Party integration
Communication tools
Health spending totals (HSA)
Guided enrollment
Digital wallet

HEALTH NAVIGATION

Find-a-doctor
Concierge/Advocacy
Care coordination
Decision support
Provider/Access to care
Price transparency
Claims-driven personalization

MY HEALTH

RESILIENCY + Sharecare Digital Platform

SECURITY + Sharecare Verified

COMMUNITY + Community Well-Being Index/Blue Zones Project

OUR HEALTH

sharecare

Diversified Revenue & Scale

ENTERPRISE

Integrated Solution Lowering Healthcare Costs, Improving Outcomes, and Increasing Satisfaction

$190M*	$227M*	58%*
2020 revenue	2021 revenue	of 2021 revenue

Products include:

- Benefits Navigation
- Healthcare Navigation
- Digital Therapeutics
- Wellness/Well-being
- Blue Zones Project
- Health Security

Revenue model: Recurring multi-year contracts with upsell opportunities.

Pricing structure: PMPM, Per enrollee

Client Base: 27 direct large employers, 9 health plans providing access to another ~64K employers, 10 public sector clients


9:41
Benefits
GENERA INCORPORATED
From Sharecare
Rewards
Get rewarded for staying healthy
Diabetes Prevention
Get help to reduce risk
Financial Well-being
Take control of your money
Unwinding Anxiety
Learn to control anxiety
Available for You
Medical
Genera health information
Telehealth
Home
Track
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You

KEY PAYOR CLIENTS:

Anthem, BlueCross BlueShield Arizona, BlueCross BlueShield Minnesota, CareFirst, CarePlus, Centene Corporation, Highmark, Humana

KEY EMPLOYER CLIENTS:

AmerisourceBergen, asurion, Delta, Exelon, Lockheed Martin, Samsung, State Farm, Walmart, USI

KEY PUBLIC SECTOR CLIENTS:

BeWell SHBP, LAPRA, Los Angeles Firemen's Relief Association

15

* estimated

sharecare

Diversified Revenue & Scale

ENTERPRISE

Land and Expand: Comprehensive Offering to Improve Health

Core Digital Platform


Manage your stress and anxiety
Get Started

Existing Client Base

- Claims Ingestion
- Population Risk Stratification
- Member Engagement
- Incentives Management

PMPM

Marketplace of Targeted Digital Therapeutic Programs


Diabetes Prevention
Manage Diabetes
Diabetes Education
Unwinding Anxiety
Eat Right Now
Craving to Quit
Fertility
Pregnancy
Parenting
Financial Well-Being
Muscle/Joint Health
Breathe

incremental fee per enrollee

$1B revenue opportunity by activating digital therapeutics

Health Plan Client: Accelerated growth for **diabetes prevention program from 500 members/month to ~3K members/month (in past 6 months)** with an eligible population of **~400K members.**

16

sharecare

Diversified Revenue & Scale

ENTERPRISE

Blue Zones Project Driving Community Well-Being Transformation

Proven model optimizing the "life radius" where we live, work and play creating lead-gen and engagement for Sharecare digital platform

Revenue model: Recurring multi-year contracts with upsell opportunities

Pricing structure differs by product:

- Sponsorship fees
- Consulting & analytics services
- Licensing fees

Products include:

- Blue Zones community sponsorship
- Community assessments (CWBI)
- Blue Zones certified worksite
- Licensing/training products



9:41
All
CERTIFIED BLUE ZONES COMMUNITY
Blue Zones Project
Upcoming Blue Zones Project events in your community
Don't miss the chance to start living a longer, better life.
Learn More



OREGON
ALBERTA
MINNESOTA
WISCONSIN
CALIFORNIA
IOWA
PENNSYLVANIA
CALIFORNIA
OKLAHOMA
NORTH CAROLINA
TEXAS
HAWAII
FLORIDA

KEY CLIENTS & SPONSORS:

AdventistHealth, AVEDIS FOUNDATION, Beach Cities Health District, CAMBIA health foundation, HIGHMARK, AHN SAINT VINCENT, hmsa, LECOM HEALTH, Marshfield Medical Center Beaver Dam, MONTAGE Health, NCH, OSF HealthCare Saint Anthony Medical Center, PISGAH, Salinas Valley Memorial Healthcare System, Taylor Farms, Texas Health Resources, THF, UPMC

57	-40%	+17%	-36%	+48%
Blue Zones communities across 12 states	city healthcare costs (Albert Lea, MN)	exercise (Fort Worth, TX)	smoking (Beach Cities, CA)	increase in tourism (Albert Lea, MN)

17

sharecare

Diversified Revenue & Scale

ENTERPRISE

Established Strategy to Drive Revenue Growth

Utilizing an omni-channel approach to activating **7M+ eligible lives** in digital therapeutics across currently contracted client base

New digital therapeutics product offerings	• Increase **digital therapeutics programs offerings** for 2021 • Hypertension, Asthma/COPD, Sleep, EAP, Mental Health, 2nd Opinion, Advocacy/Concierge • Immediate revenue to Sharecare based on existing contracts • Ability to activate anytime during the calendar year
Expand footprint	• **New logos** • Additional Blues and other health plans • Executing on prospective pipeline representing ~9,500 new employers
Activate eligible lives within clients	• Investing in **advanced sales and marketing tactics** • Targeted digital modeling and marketing to expand eligible activations


9:41
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Genera Incorporated
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18

sharecare

Diversified Revenue & Scale

PROVIDER

Improving Efficiency and Better Patient Care

$80M* 2020 revenue

$104M* 2021 revenue

26%* of 2021 revenue

Products include:

- Health Information Management
- Value-based care
- Payment integrity
- Remote patient monitoring
- Digital engagement

Revenue model: Recurring multi-year contracts with upsell opportunities

Pricing structure differs by product: Gainshare, SaaS platform fee, Per record request

Client base: 6,000 hospitals & physician practices, **75+** health plans and audit clients

Services are in **strategic and financial alignment with providers** offering significant benefits and revenue upside

History of strong organic revenue growth in our core provider business ($, millions)



+15%
$46
$56
$68
$77
$80
2016
2017
2018
2019
2020



9:41
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Genera Medical Center
My Benefits
You are overdue for your colonoscopy
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KEY PROVIDER CLIENTS:

Ascension Medical Group
aetna
Atrius Health
Baptist Health
of Tennessee
Cedars-Sinai
CHS Community Health Systems
Florida Blue
Harvard Pilgrim HealthCare
HonorHealth
Humana
Mass General Brigham
SHARP Rees-Stealy Medical Group
Steward
WellCare

* estimated

19

sharecare

Diversified Revenue & Scale

PROVIDER

Land and Expand: Comprehensive Provider Service Offering

Core Service

HEALTH INFORMATION MANAGEMENT



- Release of information (ROI)
- Medical record requests & retrieval
- Medical record audits & reviews
- Dynamic insights (AI)
- Forms management

Incremental Services

VALUE-BASED CARE



- High risk patient stratification
- High cost claimant/Care Gap analysis
- Clinical measures & reporting
- Practice provider and network performance

PAYMENT INTEGRITY



- Fraud, waste, and abuse
- Audit/Denial mgmt services
- Clinical validation
- Pre-submission claim review insights (AI)
- Coding & pricing audits

CHRONIC CONDITION INTERVENTIONS



- Diabetes prevention and management
- Heart disease (Ornish Lifestyle Medicine)
- Obesity & nutrition support

Digital Platform

PATIENT ENGAGEMENT


Learn how you can manage chronic pain without drugs

Building upon **core provider service** to offer incremental services with **existing contracts representing a $1B opportunity**

20

sharecare

2016 2017 2018 2019 2020 Historical growth in audit supports thesis to upsell new products into current customer base 27 21 13 8 4 +106% +59% +63% +31% Annual Audit Revenue $, in millions 61% C A GR Contracted Hospital Partner 0 225 450 675 900 2016 2017 2018 2019 2020 Proven ability to “land and expand” with large health systems is evident in organic site growth of key client PROVIDER Proven Growth with New Products and Deployment into Clients D iv er sifi e d Revenue & Scale 21

Diversified Revenue & Scale

PROVIDER

Driving Significant Near-Term Revenue Growth and Margin Expansion

Expand product portfolio

- Deploy **value-based care** and **payment integrity** across 6,000 clients
- Integrate **denial management services & remote patient monitoring**
- **Sharecare-enabled clinician** to close gaps-in-care

Expand customer footprint

- Continue **momentum with organic growth** with new health system and payor clients
- Opportunity to expand top 25 currently contracted clients to additional **4,000+ sites**
- Leveraging **channel partnerships** to increase penetration into the MSK space and increase sales velocity
- **Leverage deep relationships** in employer and health plan space to cross-sell payment integrity solutions



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Genera Medical Center
My Benefits
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Needs Improvement
You slept for 5 hours and 30 minutes
On Wednesday, January 6, 2021,
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22

sharecare

Diversified Revenue & Scale

CONSUMER SOLUTIONS

Key Strategic Driver for Consumer Acquisition, Content Creation and Data-driven Digital Activation

$56M*	$65M*	16%*
2020 revenue	2021 revenue	of 2021 revenue

* estimated; 2020 revenue figure excludes $4M in sales from discontinued operations

Products include:

- Lead Generation
- Sponsorships
- Audience Targeting
- Condition-specific marketing

100M first-party user database

Significant content library and video capabilities (**265K+** articles/slideshows, **48K+** original videos, **155M** emails deployed in 2020)

Over 2.5M highly-engaged followers across our social platforms, **more than all our competitors combined**

Real-time health profiling engine delivers **400K** new users per month

Strong ROI performance validated by 160 third-party measured campaigns

* estimated



KEY LIFE SCIENCES CLIENTS:

abbvie, AMGEN, astellas, AstraZeneca, Biogen, Bristol-Myers Squibb, Boehringer Ingelheim, GILEAD, gsk, Lilly, janssen, MERCK, NOVARTIS, novo nordisk, SANOFI, Takeda

23

sharecare

Diversified Revenue & Scale

CONSUMER SOLUTIONS

Land and Expand: Condition Expertise Driven by Data

Core Service

CONDITION EDUCATION CENTERS



DATA-DRIVEN CONVERSION

Sharecare introduces patient to **relevant, personalized content and experiences** that drive action.

CROSSIX

IQVIA

Symphony Health
A PRAHEALTHSCIENCES COMPANY

CLINICAL RESEARCH ORGANIZATION (CRO) GROWTH

- Enable new decentralized and digital clinical trials in the **$50B CRO market**
- Offer expansive **reach & AI for sophisticated recruitment**
- Improve **patient experience/retention** through digital, reward driven engagement

Digital Platform

PATIENT ENGAGEMENT


Time to Refill your Rx
Refill Now
Tone your bones

Expanding into **new CRO line-of-business to open new opportunities**

24

sharecare

Diversified Revenue & Scale

CONSUMER SOLUTIONS

Driving Growth with Core Life Sciences Clients and New Initiatives

Retention and growth of existing life sciences clients

- Expand beyond our current **life sciences brand campaigns**
- Contract renewals with significant increases in commitments
- **80%+ retention rate**

Focus on integrated marketing solutions

- Advance targeting through **real-time health profiling engine**
- Leverage **expert content, high engagement experiences**
- Continue to roll out new innovative, interactive products

Enhanced performance & scale

- **Advanced analytics, predictive modeling and insights**
- **Grow SEO traffic** via web enhancements
- Continue to **grow members/registrations**

Visual health & paid apps

- Expand YOU platform of ***medical animations and paid app sales***
- Launch new **mental health and well-being paid app, Unwinding**
- Grow streaming service and clinical customers of Sharecare Windows content (**Amazon Prime streams 3.8 years of content daily**)


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sharecare

Data & Inn o v ation 26

Data & Inn o vation COMMUNITY WELL - BEING INDEX Invested in Data to Drive Personalization, Engagement, and New Products Unique differentiator the healthy choice the easy choice for employers, health plans, health systems, and community leaders 27

Data & Inn o vation HEA L TH SECURITY New Revenue Opportunities & Global Branding with Health Security Health security for an enterprise is equivalent to what cyber security means for enterprise’s IT department Facility & Employee Readiness A platform to help unify and verify the different approaches for health security for facility and employee certification to ensure a safe and secure location for employees, guests, and customers. T arget sectors: Hospitality Arenas Schools Workplace Current partners: 28

Data & Inn o vation HEA L TH SECURITY New Revenue Opportunities & Global Branding with Health Security Health security for an enterprise is equivalent to what cyber security means for enterprise’s IT department Digital Vaccine A comprehensive package for vaccine adherence with award - winning content for vaccine information, verified testing sites for health security, a digital vaccine assistant, and robust analytics/reporting built to scale. wellbeingflorida.com INFORMATION & ON - BOARDING 1 VACCINE DIGI T AL V A CCINE ASSISTANT REPO R TING & ANALYTICS 2 SCHEDULING 3 4 29

Data & Innovation

SHARECARE + DOC.AI

Acquisition: Doc.ai - Deep Expertise in Artificial Intelligence

MESSAGING


Medical Selfie

Smart Selfie
(RealAge)

MOTIVATION


Food
99%
Healthy

AI Tracking
(Green Days)

MANAGEMENT


My Bio-Omics

Medical Record Integration
(Health Profile)

MEASUREMENT


Covid-19 tool

Serenity Builder
(Analytics)

MOVEMENT


Contribute to an A.I. model to manage Myasthenia Gravis

Crowd-sourced Clinical Trials
(Community)

- Founded in Palo Alto, California (August 2016)
- **70+ engineers, 55 CS, 11 Ph.Ds**
- **Large multi-year contract with Anthem**
- Deep tech with Edge computing, Federated Learning and Zero-Trust
- Extensive data-mining capabilities
- 22 pending patent applications
- **Anthem is a significant shareholder of Doc.ai**



Sam De Brouwer
Co-Founder & Chief Executive Officer



Walter De Brouwer
Co-Founder & Chief Scientific Officer



Nirav R. Shah, MD, MPH
Chief Medical Officer



Akshay Sharma
Chief Technology Officer



Eric Topol, MD, PhD
Chairman, Advisory Board

30

sharecare

Data & Innovation
SHARECARE + DOC.AI

Sharecare + Doc.ai Transforming Digital Consumer Engagement

From today's consumer insights/predictions… … to tomorrow's **integrated consumer engagement platform**


Engagement data
doc.ai
Device data
KNOW MY CUSTOMER
Clinical/claims data
Social determinants
Generates customer insights/predictions
The virtuous cycle of AI products
DIGITAL PRODUCTS & SERVICES
Health Care
Symptom checkers
Navigation tools
Telehealth visits
On-demand care
Provider matching
Digital twins
Clinical trials
Wellness
Wellness incentives
Rewards/tokens
Health goals
Mental health
Behavioral health
Predictive modeling
Financing
Insurance offerings
Guaranteed pricing
Pre-pay capabilities
Service bundles
Voucher payments
Auction pricing
Value-based care
Virtual health assistant/servicing
Anthem
Engagement data
doc.ai + sharecare
Device data
Social data
Influencer data
ANTICIPATE CUSTOMER NEEDS
Community assessments
Health Security data
Clinical/claims data
Social determinants
Prescribe actions for customer growth
More powerful AI and machine learning
ENHANCED DIGITAL PRODUCTS & SERVICES
Health Care
Symptom checkers
Navigation tools
Telehealth visits
On-demand care
Provider matching
Digital twins
Clinical trials
Digital therapeutics
Health passport
Wellness
Wellness incentives
Rewards/tokens
Health goals
Mental health
Behavioral health
Predictive modeling
Well-Being Index
Financing
Insurance offerings
Guaranteed pricing
Pre-pay capabilities
Service bundles
Voucher payments
Auction pricing
Value-based care
Multi-payor
Financing
Blue Zones verified
Gamification
Digital patient engagement
Virtual health assistant/servicing

31
sharecare

Di ﬀ e r entia t e d Financial Performance 32

33 Key Financial Highlights Dif f e r entia t e d Financial Performance Revenue Visibility • • Recurring revenue driven by multi - year contracts 95% booked against 2021 budget with significant visibility into 2022 • • Adjusted EBITDA positive with continued operating leverage Medium - term opportunity to drive gross margin and adjusted EBITDA margins to 55% and 25%, respectively • • • Platform positioned to capture significant digital health opportunity Launched new digital therapeutics product line with $1B opportunity from existing clients Introduced health security and vaccine adherence solutions • Diversified customer base drives opportunity to upsell to existing clients and cross - sell across our divisions Expanded customer base with major enterprise client wins – Centene, Humana, Delta – with significant pipeline of potential clients • Growth Profitability Scale

34 Delivering Accelerated Growth Achieve scale profitability through significant operating leverage Dif f e r entia t e d Financial Performance Projected Financial Summary NOTE: Adjusted EBITDA reflects removal of non - cash operating expenses (stock option compensation expense), severance and acquisition - related costs; projections exclude acquisition of doc.ai 2020E 2021E 2022E 2023E 20 - 23E CAGR Mediu m Term Revenue $330 $396 $512 $629 24% $1,000 Gross Profit 167 196 266 342 27% 550 Gross Margin 51% 50% 52% 54% - 55% Adjusted EBITDA $29 $31 $60 $100 51% $250 Adjusted EBITDA Margin 9% 8% 12% 16% - 25%

9 5 % of 2 0 21 R e v enue is C ont r a c te d as of T o d a y Dif f e r entia t e d Financial Performance Focusing the growth story: Base case provides substantial growth with further opportunity for upside 2020E – 2021E Revenue Bridge ($, in millions) $5 $330 $38 $23 $396 Enterprise Provider Consumer 2021E total 2020E total 35 Enterprise (fully booked in 2021): • • Reflects new client wins including Centene, Humana and Delta Digital Therapeutics Programs assume only ~2% penetration of contracted SAM of $1B Health Security revenue opportunity of $5 - 30M per state (10 states in active discussions) • Provider (95% booked/covered for 2021): • • Growth of core offerings in - line with historical trends Go - Get supported by substantial pipeline of potential incremental revenue for 2021

Differentiated Financial Performance

Sustained Growth into 2022 and Beyond

Key business initiatives driving growth in 2021 projected to continue through 2022

2021E – 2022E Revenue Bridge ($, in millions)


$396
$81
$27
$9
$512
2021E total
Enterprise
Provider
Consumer
2022E total

Enterprise:

- "Land and expand" existing relationships
  - **Scale existing health plans** and other enterprise clients
  - Activation of Marketplace solutions at the same rate as in 2021 (**~4% of contracted SAM of $1B**)
- New clients
  - **Continue adding other health plans** and key enterprise clients
- Expand Health Security
  - Scale **facility readiness** and **digital vaccine assistant**

Provider:

- New client **growth consistent with historical rates**
- Expand **value-based care & remote patient monitoring**
  - Active discussions with 10 potential clients (~$5M per partner)

36

Differentiated Financial Performance

Successful Execution of Repositioning and Integration

Sharecare acquired Healthways' PopHealth Division in August 2016

Established the foundation that sets up Sharecare for accelerated growth

2017

$241M

REVENUE

Unprofitable

- **Planned for over $90M degradation of unprofitable, legacy contracts** while focusing on digitally-enabled revenue streams and high-value clients
- **Retained $150M in revenue** from large customers with significant headroom to grow
- Managed through many dissatisfied clients while **preserving key accounts like CareFirst, Anthem, and State of Georgia**
- Acquired **lifestyle & disease management coaching products** driving Digital Therapeutics business

2020

$190M

REVENUE

Profitable

Highly-accretive, transformative acquisition consummated for **net purchase price of $5M**

37

sharecare

Historical Financial Summary ($, in millions) Dif f e r entia t e d Financial Performance 38 2017A 2018A 2019A 2020E Enterprise Solutions (Reported) $241 $210 $203 $190 Total Revenue (Reported) $347 $342 $340 $330 Enterprise Solutions (Normalized) $151 $160 $181 $190 Total Revenue (Normalized) $257 $292 $318 $330 • Normalized revenue reflects annual growth for the core, high - value segments and clients • Focus on operational efficiency driving increased profitability during Healthways turnaround • 2020 adversely impacted by COVID: Elective surgery, physicians visits, and in - patient diabetes visits reduced C A G R % (7.5%) (1.6)% 8.1% 8.8%

Built for Scale and Accelerated Revenue Growth Dif f e r entia t e d Financial Performance • • New digital therapeutics programs Market entry into adjacent verticals • Establish partnerships to continue to bring leading offerings to our customers • Deliver innovative AI solutions • Penetration of Health Security, Vaccine Assistant products • • Cross - sell opportunities across our businesses Drive enrollments and engagement for digital therapeutics • Identified pipeline of potential new customers , including health plans, employers, providers NEW CLIENTS EXPAND WITH EXISTING CLIENTS NEW PRODUC T S PARTNERSHIPS INORGANIC GR O WTH (M&A) Multiple paths to $1B+ of medium - term revenue 39

T r ansa c tion Overview 40

41 Pro Forma Capitalization and Ownership K ey Deal Considerations: T r ansa c tion Overview 1 Gives effect to surrender 15% of Founder shares held by Sponsor and a transfer of 5% to a Sharecare charity. 75% of the remaining 80% to convert to Class A shares upon closing of the merger. Balance subject to stock price - performance based earnouts. Assumes no earnout or warrant exercise at closing. Assumes no redemptions. Note: Excludes the $175M pending acquisition of doc.ai (8.0x 2021E Revenue), with consideration in the form of $146M in stock and $29M in cash. Estimated T ransaction Sources & Uses 1 Post - Money Valuation at Close ($ in millions) Sources Cash From Falcon Capital Acquisition Corp. $ 345 Cash From PIPE 250 Total Sources $ 595 Uses Cash to Existing Shareholders $ 195 Cash to Balance Sheet 285 Cash to Repay Existing Debt 65 Estimated Transaction Expenses 50 Total Uses $ 595 ($ In millions) PF Transaction Sharecare Pre - Money Equity Value $ 3,600 (+) S P A C IPO shares 345 (+) PIPE 250 (+) Founder shares ¹ 56 ( - ) Secondary sale (195) Total Equity Value $ 4,056 (+} Debt at Close 0 ( - ) Cash at Close (285) PF Enterprise Value $ 3,771 PF EV / 21E R evenue 9.5 x • Up to $595M of cash from Falcon and PIPE investors • $285M of PF cash at closing to drive additional investments and M&A • $195M of secondary sale relative to $450M of total invested capital • R epresents less than 5% of total PF equity value • Pro - Rata selling of secondary shares by senior leadership in the transaction • Post - money EV/2021E revenue of 9.5x • Sharecare investors and insiders to own 84% • Proper alignment with senior management and employees for long - term value creation • Senior management/employee ownership (incl. stock options): 23% • Senior leadership locked up for 12 months (subject to performance triggers) • S P A C IPO/PIPE investors will own 16% Pro Forma Ownership

42 Attractive Entry Point for Investors T r ansa c tion Overview Growth Adjusted 1 0.30 x 1.07 x 0.69 x 0 .39 x 0 .50 x 0.48 x CY20 - 21E Growth 1 9 .8% 4 0 .6% 25.2% 28 . 1% 22.8% 11.5 % Source: Wall Street Research, IBES and Market data as of 22 - Jan - 2021, Sharecare management projections Note: Teladoc 2020 revenue pro forma for Livongo acquisition. 1 Adjusted by CY20 - 22E Growth C Y 2021 E E V / R evenu e Growth Adjusted 1 0.39 x 1.36 x 0.53 x 0.83 x C Y 2022E EV / R evenue 0 .64 x 0 .60 x 26.3% 25.9% 24.5% 22.0% 19.0 % Sharecare’s growth and valuation compared to digital health peers C Y 2020 - 22 E R evenu e Growt h Median: 25.9% 38.1% 9.5 x 25.7 x 20.1 x 18.3 x 16.7 x 15.5 x Median: 18.3 x 7.4 x 20.3 x 15.1 x 14.8 x 13.1 x 12.6 x Median: 14.8 x

43 Category of One

sharecare

B2B2P

Category of One

Comprehensive Platform

Innovative digital health platform based on person-centric design.

Diversified Revenue & Scale

Diversified portfolio with opportunity to **capture $1B++ in incremental revenue from existing customers**.

Data & Innovation

At the **intersection of technology, healthcare, & media** creating data-driven solutions.

Differentiated Financial Performance

Positioned for success with **strong revenue visibility, scale and profitability.**

Watch: Sharecare - Category of One

44

sharecare

A p p endix

APPENDIX Sharecare Risk Factors 46 Investing in the PIPE offering (the “Offering”) involves a high degree of risk. Below is a non - comprehensive list of certain risks and uncertainties, and there are various risks and uncertainties associated with Sharecare, Inc. (the “Company”). You should carefully consider these risks and uncertainties, together with the information in the Company’s consolidated financial statements and related notes, and should carry out your own due diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in this offering, before making an investment decision. There are many risks that could affect the business and results of operations of the Company, many of which are beyond its control. If any of these risks or uncertainties occurs, the Company’s business, financial condition and/or operating results could be materially and adversely harmed. Additional risks and uncertainties not currently known or those currently viewed to be immaterial may also materially and adversely affect the Company’s business, financial condition and/or operating results. If any of these risks or uncertainties actually occurs, the value of the Company’s equity securities may decline, and any investor in the Offering may lose all or part of its investment. • • • • • • Our industry is rapidly evolving and undergoing significant technological change If we are not successful in adapting to the evolving environment and promoting and improving the benefits of our platform, our growth may be limited, and our business may be adversely affected. We may be unable to compete effectively against our current and future competitors, which could have a material adverse effect on our results of operations, financial condition, business, and prospects. We derive a significant portion of our revenue from our largest clients. The loss, termination, or renegotiation of any contract could negatively impact our results. Our sales cycle can be long and complicated and requires considerable time and expense. As a result, our sales and revenue are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly. • If our existing clients do not continue or renew their contracts with us, renew at lower fee levels or decline to purchase additional solutions from us, it could have a material adverse effect on our business, financial condition, and results of operations. • The growth of our business relies, in part, on the growth and success of our enterprise clients and the number of members with access to our offerings, which are difficult to predict and are affected by factors outside of our control. If the number of members of the populations of our enterprise clients decreases or the number of those members which utilize our solutions decreases, our revenue will likely decrease. • The growth of our business and future success relies in part on our partnerships and other relationships with third parties and our business could be harmed if we fail to maintain or expand these relationships If we are not able to maintain and enhance our reputation and brand recognition, our business, financial condition, and results of operations could be adversely affected. We depend on our talent to grow and operate our business, and if we are unable to hire, integrate, develop, motivate and retain our personnel, including our senior management, we may not be able to grow effectively. • Our corporate culture has contributed to our success, and if we cannot maintain this culture as we grow, we could lose the innovation, creativity and teamwork fostered by our culture and our business may be harmed.

APPENDIX Sharecare Risk Factors 47 • • • • Our sales and the success of our marketing efforts depend significantly on our ability to call upon our current clients to provide positive references to new, potential clients. Failure to obtain such references, as a result of the dissatisfaction of our current clients or otherwise, may adversely affect our ability to grow our client base and in turn our business, financial condition, and results of operations. • Evolving government regulations may require increased costs or adversely affect our business, financial condition, and results of operations. • If we fail to comply with healthcare and other governmental regulations, we could face substantial penalties, liabilities, or reputational harm and our business, financial condition, and results of operations could be adversely affected. Our use, disclosure, and other processing of personally identifiable information and personal health information is subject to The Health Insurance Portability and Accountability Act of 1996 and other federal, state, and foreign privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our business, financial condition, and results of operations. Security breaches, loss of data, and other disruptions could compromise sensitive information related to our business, members or partners, or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation. • We rely on internet infrastructure, bandwidth providers, third - party computer hardware and software, and other third parties for providing services to our clients and members, and any failure or interruption in the services provided by these third parties or the inability to access our platform on third - party operating systems could negatively impact our relationships with clients and members, adversely affecting our business, financial condition, and results of operations. • Failure to protect or enforce our intellectual property rights could harm our business, financial condition, and results of operations. • Any restrictions on our ability to obtain or use data could harm our business. • The failure of our platform to achieve and maintain market acceptance could result in us achieving sales below our expectations, which would cause our business, financial condition, and results of operation to be materially and adversely affected. If we are not able to develop new solutions, or successful enhancements, new features and modifications to our existing solutions, or otherwise incorporate such new solutions or enhancements or modifications to existing solutions through acquisition or partnership, our business, financial condition, and results of operations could be adversely affected. • Acquisitions and investments could result in operating difficulties, dilution, and other harmful consequences that may adversely affect our business, financial condition, and results of operations. Additionally, if we are not able to identify and successfully acquire suitable businesses, our operating results and prospects could be harmed. • We may not grow at the rates we historically have achieved or at all, even if our key metrics may indicate growth. • If we fail to effectively manage our growth, we may be unable to execute our business plan, adequately address competitive challenges or maintain our corporate culture, and our business, financial condition, and results of operations could be adversely affected.

Dif f e r entia t e d Financial Performance 48 2017A 2018A 2019A Net Loss ($43) ($55) ($40) Interest Income (0) (0) (0) Interest Expense 19 26 29 L oss on Share of Equity Method Investment 1 2 – Other Expense 0 0 1 Income T ax (Expense) Benefit 3 0 0 L oss from Operations ($20) ($27) ($10) Depreciation & Amortization 17 20 24 Transaction/Closing Costs 2 3 3 Stock Option Expense 2 8 4 Severance 5 4 4 Adjusted EBITDA $6 $8 $25 Reconciliation to Historical Adjusted EBITDA ($, in millions)